EXHIBIT 99.1

Press Release
For Immediate Release

Company contact: Robert W. Howard, Executive Vice President, Finance and Investor Relations, or Jim Felton, Investor Relations Manager, 303-293-9100

Bill Barrett Corporation Announces
Fourth Quarter and Year-End 2004 Results Conference Call

DENVER — March 1, 2005 — Bill Barrett Corporation (NYSE: BBG) will release its fourth quarter and full year 2004 financial and operating results on Thursday, March 10, 2005 after the market closes. A conference call to discuss these results is scheduled for 11:00 a.m. EST (10:00 a.m. CST, 9:00 a.m. MST) on Friday, March 11, 2005. The conference call details are:

Call-in Number:	800-257-3679 US/Canada
706-634-7545 International
Passcode:	4520197

Access to a live Internet broadcast will be available at www.billbarrettcorp.com by clicking on the link titled “Webcasts.”

A telephonic replay will be available approximately two hours after the call on Friday March 11, 2005 and will continue to be available through Tuesday, March 15, 2005. You may access this replay at:

Replay Number:	800-642-1687 US/Canada
706-645-9291 International
Passcode:	4520197

You may also access a web archive at www.billbarrettcorp.com approximately one hour after the conference call.

About Bill Barrett Corporation
Bill Barrett Corporation, headquartered in Denver, explores for and develops oil and natural gas in projects across nine basins in the U.S. Rocky Mountains. The Company trades publicly under the symbol BBG on the New York Stock Exchange. For further information, please visit www.billbarrettcorp.com.

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